EXHIBIT 99


CONTACT:  Keith Miller
          (314) 889-0799

FOR IMMEDIATE RELEASE


           MARK TWAIN'S FIRST QUARTER EARNINGS INCREASE 10.1 PERCENT,
                  SETTING 20TH CONSECUTIVE QUARTERLY RECORD
                         TOTAL ASSETS TOP $3 BILLION
                      MARK TWAIN NAMED ONE OF TOP PERFORMING
                       BANKS IN UNITED STATES FOR 1995

St. Louis, MO., April 11, 1996. . . Mark Twain Bancshares, Inc., today announced a 10.1 percent increase in first quarter 1996 earnings from first quarter 1995. Income for the first three months was $12.5 million, and set a 20th consecutive quarterly record for the 32-year-old company.

Primary earnings per share for the quarter grew 8.6 percent to $.76, up from $.70 in the first quarter of 1995. Fully diluted earnings per share increased
10.3 percent to $.75 for the same period.

Return on average assets was 1.71 percent in the first quarter 1996, compared to 1.72 percent in the first quarter of last year and 1.75 percent in the fourth quarter of 1995. Return of realized common shareholders's equity for the first quarter was 18.10 percent compared to 18.51 percent and 18.31 percent for the first and fourth quarters of 1995, respectively.

"Our record level of performance in the first quarter of 1996 gives us reason for optimism that 1996 will be yet another outstanding year for Mark Twain," says John P. Dubinsky, Mark Twain Bancshares President and Chief Executive Officer. "We continue to be optimistic that we can achieve our continuing financial goals of a return on assets in excess of 1.60 percent, a return on realized equity in excess of 18.0 percent, and a solid double digit growth in fully diluted earnings per share."

Mark Twain's assets grew 11.2 percent in the first quarter of 1996, compared to a year ago, to total $3.048 billion. Loans totaled $2.017 billion and were 7.4 percent higher than a year ago.

"We have continued to see an increase in loan demand and loan outstandings over the past two years," Dubinsky said. "Our current level of loan demand is growing. While competition remains intense, we are pleased with our current growth rates which we have attained without compromising our risk-adjusted returns. The economies where we operate in St. Louis and Kansas City are very healthy and vibrant. It is noteworthy that we have passed the $3

                                - more -

Mark Twain Earnings -- Add 2


billion mark in total assets."

Net revenues for the first quarter of 1996 were $41.4 million compared to $41.0 million for the same period last year.

Net interest income, on a fully tax equivalent basis was $31.7 million in the first quarter of 1996, compared to $32.4 million in the first quarter of 1995, and $32.1 million in the fourth quarter of 1995. Net interest margin was 4.62 percent for the first quarter of 1996, compared to 5.24 percent for the first quarter of 1995 and 4.85 percent in the fourth quarter of 1995. The decrease in margin was anticipated to occur in 1996 due to competitive factors, prime rate declines and increased securities purchases.

Mark Twain's asset quality continued to be strong in the first quarter of 1996, with non-performing assets representing a record low of .69 percent of total loans plus foreclosed property, compared to 1.08 percent a year ago and 1.00 percent at year end 1995. Mark Twain continues to experience low net loan losses. Net charge-offs for the first quarter of 1996 were .06 percent on an annualized basis compared to .18 percent for all of 1995. The loan loss reserve represents 1.55 percent of loans, the same level it represented at the end of the first quarter of 1995 and year-end 1995, and 358.23 percent of non-performing loans.

Mark Twain's fee based divisions turned in another strong quarter. This performance was led by the Capital Markets Group, which includes bond and brokerage operations, showing a 35.0 percent increase in revenues over first quarter 1995 results.

The Company continued its focus on operating efficiency during the quarter. Mark Twain's efficiency ratio for the first quarter of 1996 was 50.72 percent, compared to 53.11 percent for the same period last year.

Mark Twain has been named by U.S. Banker Magazine as the seventh best performing bank in the United States based on its record 1995 performance. U. S. Banker, the largest-circulation magazine in banking, ranks the nation's 100 largest banking companies each year on a variety of performance criteria selected by the editors and evaluated with the help of New York-based bank investment specialist Keefe, Bruyette & Woods. The rankings aim to identify the best-balanced banks in such diverse areas as capital strength, credit quality, return on equity and efficiency.

Dubinsky attributed Mark Twain's results to the Company's continuing successful implementation of key principles, which include maintaining high quality assets, minimizing increases in overhead expenses, maximizing opportunities for growth, and aggressively soliciting new business. He indicated that the Company continues to focus primarily on business banking which is very healthy. The Company has no credit card outstandings and a small but very healthy consumer credit portfolio.

                                - more -

Mark Twain Earnings -- Add 3


During the first quarter of 1996, the Company raised its annualized dividend rate from $1.08 per share to $1.24. This was the 31st dividend increase since Mark Twain became a public company in 1969.

Mark Twain Bancshares, Inc. is a 32-year-old bank holding company with 35 banking locations in three states: 20 throughout St. Louis County and St. Charles County; as well as five in Kansas City, MO; six in Johnson County, KS; and four in Belleville and Edwardsville, IL. The Company opened a new unit in Olathe, Kansas (a high growth Kansas City suburb) in January. Related financial services include: Mark Twain Capital Markets Group; Mark Twain Brokerage Services, Inc.; Mark Twain Commercial Finance Division; Mark Twain International Division; Mark Twain Leasing Division; and Mark Twain Trust Division. Mark Twain stock is traded on the NASDAQ Stock Market under the symbol MTWN. Mark Twain Banks' World Wide Web address is at "http://www.marktwain.com".


                                     ###

MARK TWAIN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

                                                                                   March 31,          December 31,
                                                                          -------------------------
(in thousands of dollars)                                                      1996           1995           1995
- ------------------------------------------------------------------------------------   ------------   ------------

ASSETS
Cash and due from banks                                                 $  139,767     $  108,335     $  156,207
Federal funds sold and securities
  purchased under resale agreements                                          1,300         16,350          7,900
Held to maturity securities                                                249,190        346,625        244,094
Available for sale securities                                              460,011        231,392        445,808
Trading securities                                                          72,552         41,884         63,579
Loans, net of allowance for loan losses of
  $31,198, $29,047 and $30,508, respectively                             1,985,438      1,848,954      1,941,431
Premises and equipment                                                      20,745         27,072         20,764
Accrued income receivable                                                   19,896         17,371         17,830
Other assets                                                                99,081        103,575         70,618
- ----------------------------------------------------------------------------------     ----------     ----------
  Total assets                                                          $3,047,980     $2,741,558     $2,968,231
- ------------------------------------------------------------------------==========     ==========     ==========

LIABILITIES
Non-interest bearing deposits                                           $  440,853     $  395,793     $  519,155
Interest bearing deposits                                                1,978,463      1,846,372      1,938,237
- ----------------------------------------------------------------------------------     ----------     ----------
  Total deposits                                                         2,419,316      2,242,165      2,457,392
- ----------------------------------------------------------------------------------     ----------     ----------
Short-term borrowings                                                      261,376        160,092        165,731
Other liabilities                                                           88,815         73,584         50,712
Long-term debt                                                               3,795         20,044         18,490
- ----------------------------------------------------------------------------------     ----------     ----------
  Total liabilities                                                      2,773,302      2,495,885      2,692,325
- ----------------------------------------------------------------------------------     ----------     ----------

SHAREHOLDERS' EQUITY
Common stock, $1.25 par value, authorized
  30,000,000 shares, issued 16,508,220
  16,410,444 and 16,508,220 shares, respectively                            20,635         20,513         20,635
Surplus                                                                     64,092         61,555         63,630
Undivided profits                                                          202,344        171,543        194,888
Net unrealized gains (losses) on available
  for sale securities                                                       (2,167)        (5,462)         1,026
- ----------------------------------------------------------------------------------     ----------     ----------
                                                                           284,904        248,149        280,179
Less common treasury stock at cost, 368,213
  346,061, and 362,685 shares, respectively                                 10,226          2,476          4,273
- ----------------------------------------------------------------------------------     ----------     ----------
  Total shareholders' equity                                               274,678        245,673        275,906
- ----------------------------------------------------------------------------------     ----------     ----------
  Total liabilities and shareholder's equity                            $3,047,980     $2,741,558     $2,968,231
- ------------------------------------------------------------------------==========     ==========     ==========


MARK TWAIN BANCSHARES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME

                                                                                 For the Three Months
                                                                                     Ended March 31,
(in thousands of dollars except per share data)                                    1996         1995
- -----------------------------------------------------------------------------------------------------

INTEREST FROM EARNING ASSETS
Interest and fees on loans                                                       $44,775      $43,453
Interest on held to maturity securities:
   Taxable                                                                         3,990        5,825
   Non-taxable                                                                        34           75
Interest on available for sale securities                                          7,083        3,735
Interest on trading securities                                                     1,194          616
Interest on federal funds sold and securities
   purchased under resale agreements                                                  38           95
- -----------------------------------------------------------------------------------------------------
   Total interest income                                                          57,114       53,799
- -----------------------------------------------------------------------------------------------------

INTEREST EXPENSE
Interest on deposits                                                              22,332       18,727
Interest on short-term borrowings                                                  3,161        2,638
Interest on long-term debt                                                           212          394
- -----------------------------------------------------------------------------------------------------
   Total interest expense                                                         25,705       21,759
- -----------------------------------------------------------------------------------------------------
Net interest income                                                               31,409       32,040
Provision for loan losses                                                            981        1,332
- -----------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses                               30,428       30,708
- -----------------------------------------------------------------------------------------------------

OTHER INCOME
Service charges on deposit accounts                                                1,942        1,697
Securities transactions                                                              234           46
Other income                                                                       7,791        7,221
- -----------------------------------------------------------------------------------------------------
   Total other income                                                              9,967        8,964
- -----------------------------------------------------------------------------------------------------

OTHER EXPENSES
Salaries                                                                          10,874       10,237
Employee benefits                                                                  2,117        1,906
Net occupancy expense                                                              2,199        2,458
Furniture and equipment expense                                                      873        1,012
Other expenses                                                                     4,931        6,312
- -----------------------------------------------------------------------------------------------------
   Total other expenses                                                           20,994       21,925
- -----------------------------------------------------------------------------------------------------
Income before income taxes                                                        19,401       17,747
Applicable income taxes                                                            6,880        6,379
- -----------------------------------------------------------------------------------------------------
   Net income                                                                    $12,521      $11,368
- ---------------------------------------------------------------------------------====================

NET INCOME PER SHARE
- -----------------------------------------------------------------------------------------------------
  Primary                                                                          $0.76        $0.70
- -----------------------------------------------------------------------------------==================
  Fully diluted                                                                    $0.75        $0.68
- -----------------------------------------------------------------------------------==================
COMMON DIVIDENDS PAID PER SHARE                                                    $0.31        $0.27
- -----------------------------------------------------------------------------------==================

MARK TWAIN BANCSHARES, INC.
CONSOLIDATED BALANCE SHEET AND NET INTEREST MARGIN

                                          Three Months Ended March 31, 1996          Three Months Ended March 31, 1995
                                        -------------------------------------      -------------------------------------
                                           Average                     Yield/         Average                     Yield/
(in thousands of dollars)                  Balance         Interest     Rate          Balance        Interest      Rate
- -----------------------------------------------------------------------------      -------------------------------------

ASSETS
Interest earning assets:
Loans <F1><F2>                              $1,983,358      $44,991      9.12%       $1,866,877      $43,715      9.50%
Taxable held to maturity securities            245,801        3,990      6.53%          348,268        5,825      6.78%
Non-taxable held to maturity securities<F1>      2,596           52      8.06%            5,300          115      8.80%
Available for sale securities<F1>              449,564        7,098      6.35%          242,534        3,755      6.28%
Trading securities                              73,213        1,194      6.56%           37,092          616      6.74%
Federal funds sold and securities
  purchased under resale agreements              2,359           38      6.48%            6,334           95      6.08%
- -----------------------------------------------------------------------------        ----------------------------------
  Total interest earning assets              2,756,891       57,363      8.37%        2,506,405       54,121      8.76%
- -----------------------------------------------------------------------------        ----------------------------------
Cash and due from banks                        108,319                                  105,940
Other assets                                   113,659                                  104,272
FASB No. 115 allowance                           1,615                                  (13,085)
Allowance for loan losses                      (30,647)                                 (29,089)
- ------------------------------------------------------                               ----------
  Total                                     $2,949,837                               $2,674,443
- --------------------------------------------==========                               ==========

LIABILITIES AND SHAREHOLDER'S EQUITY
Interest bearing demand deposits            $  227,880        1,129      1.99%       $  231,016        1,220      2.14%
Savings and money market deposits              668,600        6,064      3.65%          692,095        6,363      3.73%
Time deposits                                1,062,137       15,139      5.73%          885,979       11,144      5.10%
Short-term borrowings                          249,817        3,161      5.09%          192,642        2,638      5.55%
Long-term debt                                  12,168          212      7.01%           20,268          394      7.88%
- ------------------------------------------------------------------------------       ----------------------------------
  Total interest bearing liabilities         2,220,602       25,705      4.66%        2,022,000       21,759      4.36%
- ------------------------------------------------------------------------------       ----------------------------------
Non-interest bearing deposits                  397,873                                  384,702
Other liabilities                               52,121                                   26,927
Shareholders' equity                           279,241                                  240,814
- ------------------------------------------------------                               ----------
  Total                                     $2,949,837                               $2,674,443
- --------------------------------------------==========                               ==========
Net interest income                                         $31,658                                  $32,362
- ------------------------------------------------------------=======                                  =======
Net interest margin                                                      4.62%                                    5.24%
- -------------------------------------------------------------------------=====                                    =====

<F1>Adjusted to a fully taxable basis using federal statutory rate of 35% in 1996 and 1995.
<F2>Includes non-accrual loans.

MARK TWAIN BANCSHARES, INC.
SUMMARY OF ALLOWANCE FOR LOAN LOSSES

                                                           Three Months Ended
                                                                March 31,
                                                        --------------------------
(in thousands of dollars)                                   1996             1995
- -----------------------------------------------------------------------------------
Allowance at beginning of period                          $30,508          $28,894

Charge-offs                                                  (749)          (1,273)
Recoveries                                                    458               94
- -----------------------------------------------------------------------------------
 Net charge-offs                                             (291)          (1,179)
- -----------------------------------------------------------------------------------

Additions to allowance charged to expense                     981            1,332
- -----------------------------------------------------------------------------------

Allowance at end of period                                $31,198          $29,047
- ----------------------------------------------------------=========================


Loans, net of unearned income at end of period          $2,016,636       $1,878,001

Average loan balance for the period                     $1,983,358       $1,866,877

Allowance as % of loans at end of period                     1.55%            1.55%

Allowance as % of non-performing loans                     358.23%          275.69%

Net charge-offs as % of average loans for the period          .01%             .06%

Annualized net charge-offs as % of average loans
  for the period                                              .06%             .25%

MARK TWAIN BANCSHARES, INC.
NON-PERFORMING ASSETS

                                             March 31,        March 31,        December 31,
(in thousands of dollars)                      1996              1995              1995
- --------------------------------------------------------   ---------------   --------------
Non-accrual loans                            $ 7,764           $ 9,509           $13,663
Restructured loans                               109               484               109
Foreclosed property                            6,105            10,478             6,099
                                             -------           -------           -------
  Total non-performing assets                $13,978           $20,471           $19,871
                                             =======           =======           =======
Percentage of non-performing assets
  to loans plus foreclosed property            0.69%             1.08%             1.00%

Loans contractually past due ninety
  days or more                                  $836              $543              $530

Percentage of non-performing assets
  plus ninety days past due to loans
  plus foreclosed property                     0.73%             1.11%             1.03%

Percentage of allowance to
  non-performing loans                       358.23%           275.69%           213.31%

Percentage of allowance to total
  non-performing assets                      223.19%           141.89%           153.53%

Percentage of allowance to
  risk elements*                             210.60%           138.23%           149.54%

Percentage of risk elements*
  to total average assets                       .50%              .79%              .74%


* Risk elements include total non-performing assets plus loans contractually past due ninety days or more.

MARK TWAIN BANCSHARES, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

                                                           For The Three Months Ended
                                                                    March 31,
(in thousands of dollars except per share data)                  1996             1995
- --------------------------------------------------------------------------------------
PRIMARY
Earnings:
 Net income                                                   $12,521          $11,368
- -----------------------------------------------------------===========================

Shares:
 Weighted average number of common shares outstanding      16,206,002       16,058,857
 Weighted average number of common share equivalents          285,953          161,011
- --------------------------------------------------------------------------------------
                                                           16,491,955       16,219,868
- -----------------------------------------------------------===========================

Primary earnings per common share                               $0.76            $0.70
- -----------------------------------------------------------===========================


ASSUMING FULL DILUTION
Earnings:
 Net income                                                   $12,521          $11,368
 After tax interest applicable to convertible notes                31               96
 After tax amortization of capital note fees                       39               11
- --------------------------------------------------------------------------------------
  Fully diluted net income                                    $12,591          $11,475
- -----------------------------------------------------------===========================

Shares:
 Weighted average number of common shares outstanding      16,206,002       16,058,857
 Assuming conversion of Convertible Notes and dilutive
  stock options                                               571,247          744,130
- --------------------------------------------------------------------------------------
                                                           16,777,249       16,802,987
- -----------------------------------------------------------===========================

Earnings per common share assuming full dilution                $0.75            $0.68
- -----------------------------------------------------------===========================